Exhibit 5.1

June 26, 2015

China Greenstar Corporation.

B121, B Zone, 4th Floor, Nanhai Road, Nanshan District

Shenzhen, China

Re:	China Greenstar Corporation

Ladies and Gentlemen:

We have acted as counsel for China Greenstar Corporation, a Delaware corporation (the “Company”), with respect to certain corporate matters in connection with the Form S-1 Registration Statement (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 102,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), offered by the selling stockholders identified in the Registration Statement (the “Issued Shares”).

In rendering the opinion as set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the factual statements contained in all of such documents; (f) the legal, valid and binding effect of all such documents on the other parties thereto; and (g) that the Company will act in accordance with its representations and warranties as set forth in the Registration Statement.

We have examined originals or copies of certain corporate documents or records of the Company. We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

Based upon such examination, and subject to the qualifications and limitations contained herein, it is our opinion that the Issued Shares are validly issued, fully paid and non-assessable

The opinions we express herein are limited to matters involving Delaware law.

We consent to the reference to us under the heading “Legal Matters” in the Registration Statement and consent to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Sincerely yours,

By:	/s/ Loeb & Loeb LLP
LOEB & LOEB LLP